SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No.__)


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               Avesis Incorporated
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1.  Title  of  each  class  of  securities  to  which  transaction  applies:
        _______________________
    2.  Aggregate   number  of   securities   to  which   transaction   applies:
        ______________________
    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        _____________________
    4.  Proposed maximum aggregate value of transaction: _____________________
    5.  Total fee paid: _______________________

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

    1.  Amount Previously Paid: ____________________________
    2.  Form,       Schedule      or      Registration       Statement      No.:
        ____________________________
    3.  Filing Party: ____________________________
    4.  Date Filed: ____________________________

                               AVESIS INCORPORATED
                       3724 North Third Street, Suite 300
                             Phoenix, Arizona 85012

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held December 17, 1997

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TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation (the "Company"), will be held on Wednesday, December 17, 1997 at 11:00 a.m. local time, at 17133 Erica Rose Court, Boca Raton, Florida 33496, for the following purposes:

         1. To elect directors for the ensuing year and until their successors are elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 1997, which includes financial statements, also accompanies this Notice.

         Only stockholders of record at the close of business on October 27, 1997 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person.

                                        Sincerely,


                                        Kenneth L. Blum, Sr.
                                        Acting President and Chief Executive
                                        Officer

Phoenix, Arizona
November 4, 1997

--------------------------------------------------------------------------------
Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.
--------------------------------------------------------------------------------

                               AVESIS INCORPORATED
                       3724 North Third Street, Suite 300
                             Phoenix, Arizona 85012

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          To be Held December 17, 1997

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                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Avesis Incorporated (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted for the Company's nominees for election as directors at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about November 7, 1997.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on October 27, 1997 (the "Record Date"), will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 4,100,420 shares of Common Stock and 388,180 shares of $10 Class A Nonvoting Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Preferred"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. Shares of the Series 2 Preferred do not have voting rights with respect to the matters included on the Annual Meeting agenda. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. The affirmative vote of a majority of such quorum is required with respect to the approval of the proposal set forth herein. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal.

Security Ownership of Certain Beneficial Owners and Management

             As of September 30, 1997 there were 4,100,420 shares of Common Stock and 388,180 shares of Series 2 Preferred outstanding. The table below sets forth as of September 30, 1997, certain information regarding the shares of stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation Table, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                                                                      Common issuable upon
                                                                                   conversion or exercise of:
                                                                                               (1)
                                                                                                   Total Common
                            Common         % of          Series 2         % of       Options       Beneficially     Percent of
                            ------         ----          --------         ----       -------       ------------     ----------
Name and Address             Stock        Common     Preferred Stock     Pref.     or Warrants        Owned         Common (2)
----------------             -----        ------     ----------------    -----     -----------        -----         ----------
                                                      (actual shares)
Gerald L. Cohen*            153,359        3.7           22,274           5.7        100,000         309,044           7.3

William R. Cohen*            51,117(5)     1.2           10,552           2.7        100,000         177,497           4.2

William L. Richter          422,120       10.3           50,099 (3)      12.9        521,000(3)    1,068,368(3)       22.5
c/o Richter & Co., Inc.
450 Park Ave., 28th
Floor
New York, NY 10022

Sam Oolie*                  220,021(7)     5.4           24,023           6.2        100,000         380,079           8.9

Kenneth L. Blum, Sr.        140,000(8)     3.4            5,000           1.3          ---           152,500           3.7
17133 Ericarose Street
W. Boca Raton, FL
33496

Kenneth L. Blum,             50,000        1.2             ---            ---      1,839,750       1,889,750          31.8
Jr.(4)   11460
Cronridge Drive
Suite 120
Owings Mills, MD 21117

Alan S. Cohn(4)              50,000        1.2             ---            ---      1,829,750       1,879,750          31.7
11460 Cronridge Drive
Suite 120
Owings Mills, MD 21117

Neal A. Kempler*              ---          ---             ---            ---        255,000         255,000           5.9

Frank C. Cappadora            ---          ---             ---            ---         85,500          85,500           2.0
3100 Warehime Road
Manchester, MD  21102

Benjamin D. Ward.,          931,888       22.7             ---            ---          ---           931,888          22.7
Sr.  4712 North 41st
Place
Phoenix, Arizona 85018

All directors and           986,617       24.1          111,948          28.8      1,109,334       2,375,821          43.3
executive officers as      (5)(6)(7)
a group (8
persons)(4)

*   Address:  3724 N. Third Street, Third Floor, Phoenix, Arizona 85012.

(1) Includes shares of Common Stock with respect to which the identified person had the right to acquire beneficial ownership on or within 60 days of the date of the above table pursuant to the Series 2 Preferred or options or warrants, as indicated. Each share of Series 2 Preferred indicated in the table is convertible into 2 1/2 shares of Common Stock.

(2) The percentages shown include Common Stock actually owned as of the date of the above table and Common Stock of which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to the Series 2 Preferred, options or warrants, as indicated. In calculating the percentage of ownership, all shares of Common Stock which the identified person had the right to acquire within 60 days of the date of the above table are deemed to be outstanding when computing the percentage of Common Stock owned by such person but are not deemed to be outstanding when computing the percentage of Common Stock owned by any other person.

(3) Includes common shares issuable upon conversion or exercise of 22,300 shares of Series 2 Preferred, 240,000 warrants and 71,000 options indirectly owned via a corporation, Richter & Co., Inc. ("RCI"), which thereby beneficially owns in its own name 8.2% of the Company's Common Stock. Also includes common shares issuable upon conversion of 3,883 and 4,530 shares of Series 2 Preferred held via two other corporations. Also includes common shares issuable upon conversion of 2,500 shares of Series 2 Preferred and 15,169 shares of Common Stock held by family members, as to which Mr. Richter disclaims beneficial ownership.

(4) Mr. Blum, Jr. and Mr. Cohn perform substantial services for the Company pursuant to the Management Agreement but are not necessarily deemed executive officers of the Company and are excluded from the executive officer group data.

(5) Includes 6.67% of the 6,337 shares of common stock and 19,412 shares of preferred stock held by CFC Associates, with respect to which William R. Cohen owns 6.67% of the outstanding stock.

(6) William R. Cohen and Sam Oolie own 6.67% and 20% of the outstanding stock of CFC Associates, respectively.

(7) Includes 20% of the 6,337 shares of common stock and 19,412 shares of preferred stock held by CFC Associates, with respect to which Mr. Oolie owns 20% of the outstanding stock. Also includes 8,679 shares owned by Mr. Oolie's wife, as to which Mr. Oolie disclaims beneficial ownership.

(8)          The indicated shares are held by Mr. Blum's spouse.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Vote Required; Nominees

         Five persons have been nominated by the Company for election at the 1997 Annual Meeting as directors for terms expiring at the 1998 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

         Shares represented by the enclosed proxy will be voted FOR the Company's nominees, unless otherwise specified on the proxy. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

         All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

         Set forth below is certain biographical information relating to the nominees.

                  William R. Cohen, 66, Co-Chairman of the Board, has served as a Director of the Company since April 1986. Mr. Cohen is the President of Star Uniform Rental Company and Go Lightly Candy Company. Mr. Cohen has served as Chairman of American Mobile Communications, a cellular communications company and has also held various positions with CFC Associates, a venture capital partnership, and its predecessor organizations. Mr. Cohen serves as a lifetime trustee of the Hospital Center, Orange, New Jersey. Mr. Cohen is not related to Gerald L. Cohen.

                  William L. Richter, 54, Co-Chairman of the Board, has been a director of the Company since August 1993. Mr. Richter has been President of Richter Investment Corp. and its wholly owned subsidiary, Richter & Co., Inc., a registered broker-dealer, asset management and investment banking firm (or its predecessor organization) for the past eight years. Mr. Richter was Co-Chairman of Rent-A-Wreck of America, Inc., a franchisor of automobile rental agencies, from November 1989 to June 1993 and has been Vice Chairman of that Company since June 1993.

                  Kenneth L. Blum, Sr., 71, has served as a Director of the Company since August 1993. Mr. Blum has been acting President and Chief Executive Officer of the Company since September 1996. Mr. Blum has been Chairman of the Board of Rent-A-Wreck of America, Inc., an automobile rental franchisor, since June 1993 and President from June 1993 to October 1994, and Chief Executive Officer since January 1994. Mr. Blum has been the President of KAB, Inc., a management company, since 1990. Mr. Blum co-founded United HealthCare, Inc., a Baltimore, Maryland-based healthcare company, in 1974 and served as its President and Chief Executive Officer until 1990. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail-Rx, a mail-order prescription drug company. Mr. Blum is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn. See "Executive Officers; NHE."

                  Gerald L. Cohen, 53, has served as a Director of the Company since March 1985. Mr. Cohen is a managing director of Greenley Capital Company, a limited partnership which is a New York-based investment banking firm. Mr. Cohen is the sole shareholder of the general partner (Greenley Corp.) of Greenley Capital Company. From August 1982 through April 1989, Mr. Cohen was a managing director of Richter, Cohen & Co., a New York-based investment banking firm. Mr. Cohen also serves as a Director of Marketing Systems of America. Mr. Cohen is not related to William R. Cohen.

                  Sam Oolie, 61, has served as a Director of the Company since March 1985. Mr. Oolie has been Chairman of NoFire Technologies, Inc., a manufacturer of fire retardant coatings and textiles, since August 1995 and has been Chairman of Oolie Enterprises, an investment company, since July 1985. Mr. Oolie has held various positions with CFC Associates, a venture capital partnership, and its predecessor companies since January 1984. He was Vice Chairman of American Mobile Communications, Inc. a cellular telephone company, from February 1986 until July 1989 and Chairman of the Nostalgia Network, a 24-hour cable television program service, from April 1987 until January 1990. Mr. Oolie also serves as a Director of Noise Cancellation Technologies, Inc. and Comverse Technology, Inc.

Executive Officers; NHE

         Kenneth L. Blum, Sr., 71, has been acting President and Chief Executive Officer of the Company since September 1996. See "Vote Required; Nominees."

         Neal Kempler, 29, has been the Corporate Secretary of the Company since June 1996. Mr. Kempler has been the Vice President of Operations of the Company since August 1996 and was the Assistant to the President/Director of Marketing from January 1993 until August 1996. Mr. Kempler served as Account Executive of National Health Enterprises, Inc., a management company, from June 1990 until 1993.

         Shannon R. Barnett, 29, has been Controller of the Company (Principal Accounting Officer) since August 1996 and was Senior Accountant of the Company from November 1995 until August 1996. Ms. Barnett was Assistant Controller of Quality Hotel and Marlyn Nutraceuticals, a vitamin manufacturer, from September 1994 until November 1995 and Staff Accountant of General Atlantic Resources, Inc. an oil and gas company, from November 1992 until June 1994.

         Joel H. Alperstein, 29, has been Director of Finance of the Company (Principal Financial Officer) since January 1997. Mr. Alperstein was a self-employed financial consultant from September 1996 until December 1996. Mr. Alperstein was a Manager at Stout, Causey & Horning, P.A., a full service public accounting firm, from September 1992 until August 1996, and a Senior Accountant at Arthur Andersen, LLP, from July 1990 until September 1992. Mr. Alperstein has a Masters of Business Administration from Loyola College of Maryland and is a Certified Public Accountant.

         Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with National Health Enterprises, Inc., a Maryland corporation ("NHE") pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. See "Certain Transactions."

         The following individuals, though not necessarily deemed executive officers of the Company, are providing significant services to the Company pursuant to the Management Services Agreement:

         Kenneth L. Blum, Jr., 33, is President and Chief Executive Officer and the sole stockholder of NHE. Mr. Blum is also President and Secretary of Rent-A-Wreck of America, Inc., an automobile rental franchisor, President of National Computer Services, Inc., a computer service bureau, and President of American Business Information Systems, Inc., a high-volume laser printing company. Alan S. Cohn, 42, is providing sales and marketing services on behalf of the Company through an arrangement with NHE for sales and marketing services. Kenneth L. Blum, Sr., the Company's acting President, CEO and member of the Board of Directors, is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended May 31, 1997, except (i) Kenneth L. Blum, Jr. reported four January 1997 transactions on a Form 4 dated August 8, 1997; (ii) William R. Cohen reported on a Form 4 dated February 18, 1997 the purchase of securities on January 29, 1997; (iii) William L. Richter reported on a Form 4 dated February 12, 1997 the purchase of securities on January 29, 1997; (iv) Sam Oolie reported on an amended Form 4 dated November 18, 1996 the sale of securities on May 1, 1996; (v) Benjamin D. Ward, Sr. reported on a Form 4 dated December 6, 1996 the sale of securities October 4, 1996; (vi) Benjamin D. Ward, Sr. reported on a Form 4 dated December 6, 1996 the sale of securities August 21, 1995; (vii) Joel H. Alperstein reported on a Form 3 dated January 27, 1997 holdings upon becoming the principal financial officer on January 13, 1997;
(viii) Shannon R. Barnett reported on a Form 3 dated January 27, 1997 holdings upon becoming the principal accounting officer on August 19, 1996; and (ix) Neal
A. Kempler reported on a Form 3 dated November 5, 1996 holdings upon becoming an officer on June 20, 1996. In making these disclosures, the Company has relied solely on representations obtained from certain of its former and current directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

Meetings and Committees

         The Audit Committee of the Board of Directors consists of Gerald Cohen and Sam Oolie. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee met one time during the fiscal year ended May 31, 1997.

         Currently, there is no nominating or compensation committee or other committee performing similar functions.

         The Board of Directors of the Company held a total of two meetings (including telephonic meetings) during the fiscal year ended May 31, 1997. During the fiscal year ended May 31, 1997, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served.

                           SUMMARY COMPENSATION TABLE

         The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to both individuals who served as the Company's Chief Executive Officer during the year ended May 31, 1997. No executive officer who was serving as an executive officer during fiscal 1997 received salary and bonus which aggregated at least $100,000 for services rendered to the Company during the year ended May 31, 1997.

---------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation              Long Term Compensation
                                                 ------------------------- ------------------------------------------
                                                                                            Awards
---------------------------------------------------------------------------------------------------------------------
Name and Principal Position              Year           Salary ($)          Securities Underlying Options/SARs (#)
---------------------------              ----           ----------          --------------------------------------
Kenneth L. Blum, Sr., Acting CEO (3)     1997               $0                                 -
                                         1996               $0                                 -
                                         1995               $0                                 -

Frank Cappadora, Former CEO              1997           $6,000 (1)                            (2)
                                         1996          $24,000 (1)                            (2)
                                         1995          $14,000 (1)                            (2)
---------------------------------------------------------------------------------------------------------------------

(1) Mr. Cappadora was the President and Chief Executive Officer of the Company from September 1992 until September 1996 and was designated to such position by the Board of Directors in connection with the Management Agreement between the Company and NHE. NHE received cash compensation of $220,000 under the Management Agreement for the year ended March 18, 1994 and $200,000 per year thereafter plus expense reimbursements and is entitled to receive commissions pursuant to a Marketing Agreement. Mr. Cappadora is not a stockholder of NHE, and his compensation from NHE and its affiliated entities is not tied directly to the services performed by Mr. Cappadora on behalf of the Company. Mr. Cappadora's 1995, 1996 and 1997 compensation from the Company is shown in the table.

(2) NHE received options for the purchase of 4,400,000 shares of the Company's Common Stock in March 1993 in connection with the Management Agreement. As of August 19, 1997, Mr. Cappadora holds options for 85,500 shares of the Company's Common Stock, which options were transferred to Mr. Cappadora by NHE in March 1993.
    The options are exercisable at $.48 per share through March 18, 2003.

(3) Mr. Blum replaced Mr. Cappadora as CEO of the Company during September 1996.

See also -- "Certain Relationships and Related Transactions -- Stock Option Grant."

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTION/SAR VALUE TABLE (1)

             The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. The executive officers named in the Summary Compensation Table were not granted and did not exercise any options during the last fiscal year.

---------------------------------------------------------------------------------------------------------------------
                                          Number of Unexercised                     Value of Unexercised
                                       Options/SARs at FY-End (#)                 in-the-Money Options/SARs
                                                                                        at FY-End ($)
---------------------------------------------------------------------------------------------------------------------
Name                                  Exercisable         Unexercisable         Exercisable         Unexercisable
Kenneth L. Blum, Sr.                      ---                  ---                  ---                  ---
Frank Cappadora                         85,500                 ---                $0 (2)                 ---
---------------------------------------------------------------------------------------------------------------------

(1) Consists entirely of stock options.

(2) No value is reported because the average of the closing bid and asked prices on May 31, 1997 as reported by the National Quotation Bureau, Inc. ($0.25) is less than the exercise price of $.48 per share. See Note 2 to the Summary Compensation Table and "Certain Relationships and Related Transactions -- Stock Option Grant."


Employment   Contracts,   Termination  of  Employment,   and   Change-in-Control
Arrangements

             In the event of termination of the Management Agreement with NHE without cause, all options granted to NHE in connection with the Management Agreement remain outstanding for the balance of their 10-year term. See "Certain Relationships and Related Transactions -- Stock Option Grant."

Director Compensation

             Directors are reimbursed for out-of-pocket expenses incurred in connection with each Board of Directors or committee meeting attended. Directors who also are employees of the Company are eligible to participate in the Company's Incentive Stock Option Plan and the Company's 401(k) Plan, and all directors are eligible to participate in the Company's 1993 Stock Option Plan (the "1993 Plan"). Pursuant to the 1993 Plan, options for 100,000 shares of the Company's Common Stock were granted on April 8, 1993 to each of directors William R. Cohen, Gerald L. Cohen, and Sam Oolie. The exercise price of such options is $.40 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 25,000 shares of Common Stock were exercisable by each of the optionees as of the date of grant, with the balance vesting in equal parts at the end of each of the 10 three-month periods following the date of grant. As of May 31, 1997 options for 100,000 shares of Common Stock were exercisable by each of the optionees.

Certain Relationships and Related Transactions

                  Management Agreement. Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with NHE pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. NHE is owned by Kenneth L. Blum, Jr., the son of the Company's President and CEO. The Management Agreement provided cash compensation of $220,000 in the first year and $200,000 per year thereafter, as well as options for the purchase of up to 4,400,000 shares of the Company's Common Stock, as described below. The Management Agreement has an initial term of five years, and the Company has the right to extend it for up to two additional two-year periods. The Management Agreement is terminable by the Company for cause, as defined. Pursuant to the Management Agreement, the Company has agreed that it will not, without NHE's consent, issue (i) securities for consideration less than the fair market value thereof; (ii) shares of Common Stock to any director, officer, employee, or affiliate for less than $.40 per share; or (iii) securities to any director, officer, employee, or affiliate except to the extent of 300,000 shares of Common Stock plus options previously issued to such persons.

                  The Management Agreement includes certain representations and warranties and limitations on solicitation by NHE of customers and employees of the Company during the term of the Management Agreement and for two years thereafter. The Management Agreement also requires that NHE hold in confidence the Company's confidential information, provides that confidential information developed by NHE shall belong to NHE, and further provides that the Company shall have a nonexclusive, royalty-free, perpetual license to confidential information developed by NHE.

                  Stock Option Grant. Effective March 18, 1993, the Company issued 10-year options (the "Options") to NHE for the purchase of up to 4,400,000 shares of the Company's Common Stock, of which Options for the purchase of 1,400,000 shares were exercisable as of the date of grant at an exercise price of $.40 per share. The remaining Options (an aggregate of 3,000,000 Options) could become exercisable under their original terms at prices ranging from $.40 to $.80 contingent upon achievement of profitability targets. Pursuant to such provisions, Options for the purchase of 500,000 shares became exercisable at $.432 based upon the Company's results for the quarter ended May 31, 1994. Effective December 5, 1994, the Board of Directors approved the vesting of the remaining 2,500,000 of these Options at an exercise price of $.48 per share, and NHE and the Company agreed that the exercise price of the 500,000 Options which had vested at $.432 per share would be increased to $.48 per share. The actions of the Board of Directors were predicated upon the Board's view of the Company's performance relative to the original vesting criteria and other relevant considerations. Options remain exercisable throughout the 10-year term of the Options, except that Options terminate 120 days after termination of the Management Agreement by the Company for cause.

                  The Options are transferable only to employees or affiliates of NHE performing substantial services for or on behalf of the Company or to employees of the Company, subject to compliance with applicable law. NHE transferred all of the Options in March 1993, principally to Kenneth L. Blum, Jr., Alan S. Cohn, an employee of NHE, and Frank Cappadora, the Company's President at that time. Effective December 5, 1994, Messrs. Blum, Jr., Cohn and Cappadora transferred an aggregate of 125,000 of the Options exercisable at $.48 per share to a company controlled by William L. Richter, the Company's Co-Chairman, Richter & Co., Inc. ("RCI"), in consideration of services performed and to be performed by RCI on behalf of NHE in connection with NHE's provision of management services to the Company. RCI in turn transferred 50,000 of such Options to William L. Richter effective December 5, 1994. Transferred Options may revert to NHE if a transferee ceases performing substantial services for or on behalf of the Company. Effective January 27, 1997, NHE transferred 200,000 options, which automatically reverted to NHE from Mr. Cappadora, to Neal A. Kempler.

                  Stock Purchase. Kenneth L. Blum, Jr. and Alan S. Cohn each acquired 50,000 shares (the "Shares") of the Company's Common Stock on March 18, 1993 for consideration of $.40 per share.

                  Subordinated Promissory Notes. On March 18, 1993, the Company obtained loans in the amount of $80,000 from each of Mr. Blum, Jr. and Mr. Cohn. The notes are due March 18, 1998 and bear interest at the rate of 6% per annum, provided that the notes may be accelerated by the holders thereof if the Company terminates the Management Agreement without cause. Interest is payable semiannually in arrears, commencing September 18, 1993. The notes are unsecured and subordinated to the Company's outstanding 9 1/2% Debentures and future indebtedness of the Company for borrowed money. The Company paid $10,442 and $9,600 in interest under the terms of these notes in fiscal 1997 and 1996, respectively.

                  Registration Rights Agreement. The Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") effective March 18, 1993 with NHE, Mr. Blum, and Mr. Cohn. The Registration Rights
Agreement provides two demand registrations with respect to the Shares and the shares issuable pursuant to the Options ("Registrable Securities"). The first demand registration is exercisable at the request of holders of at least 900,000 Registrable Securities after the exercise by NHE and/or its transferees of at least 900,000 Options. The second demand registration is exercisable at the request of holders of at least 1,000,000 Options after completion of a fiscal year in which the Company has Profits of at least $1,000,000. The Registration Rights Agreement also provides piggyback registration rights with respect to registrations in which other selling stockholders are participating. The Company is obligated to pay the offering expenses of each such registration, except for the selling stockholders' pro rata portion of underwriting discounts and commissions. No precise prediction can be made of the effect, if any, that the availability of shares pursuant to registrations under the Registration Rights Agreement will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock pursuant to such registrations could adversely affect prevailing market prices.

                  Marketing Agreement. Effective March 18, 1993, the Company and NHE entered into a Marketing Representation Agreement (the "Marketing Agreement") pursuant to which NHE is entitled to receive a commission equal to 7 1/2% of the enrollment fees (as defined) from Sponsor contracts generated by NHE. The Company also agreed to pay NHE commissions equal to 2 1/2% of the enrollment fees from Sponsor contracts with respect to which NHE provides marketing assistance in procuring the contract, but does not itself generate the initial Sponsor contact. The term of the Marketing Agreement is coextensive with that of the Management Agreement. In fiscal 1997 and 1996, the Company paid approximately $65,000 and $85,000, respectively, to NHE under the Marketing Agreement.

                  Litigation Agreement. The Company entered into an agreement with Kenneth L. Blum, Sr., a director of the Company; Kenneth L. Blum, Jr., a principal of NHE; and Alan S. Cohn, who provides marketing services for the Company through an arrangement with NHE, with respect to potential liabilities and expenses in connection with a suit initiated by United HealthCare, Inc. ("United") against the Company and these individuals in June 1994 and a countersuit filed against United in December 1994 by these individuals. The agreement provided that the Company would indemnify the individuals in an amount based upon the gross profit earned on the contract which was the subject of the action brought by United and overall Company pretax profitability and gave the Company an interest in any net proceeds received in connection with the countersuit. All litigation between the parties was dismissed with prejudice in May 1995, pursuant to a settlement. The Company paid approximately $140,000 in legal fees during fiscal 1995 pursuant to the agreement, which did not exceed the gross profit earned on the contract in question.

                  Investment Banking Services. The Management Agreement and related transactions with NHE and certain other substantial transactions were structured and negotiated for the Company by Richter & Co., Inc., a New York investment banking firm, which received cash consideration of $50,000 and 10-year warrants (the "Warrants") to acquire 400,000 shares of the Company's Common Stock, of which 127,273 were exercisable upon grant at $.40 per share. Under the original terms of the Warrants, the balance of the Warrants became exercisable contingent upon achieving profitability targets in the same manner originally applicable to the Options, as described above. The shares of Common Stock issuable pursuant to the Warrants are entitled to piggyback registration rights with respect to any registration in which the shares of Common Stock sold to Mr. Blum, Jr. and Mr. Cohn or the Common Stock issuable pursuant to the Options are included. A principal of RCI, William L. Richter, is a member of the Company's Board of Directors. RCI has assigned Warrants for the purchase of 160,000 shares of the Company's Common Stock to Mr. Richter. Mr. Richter and his firm have provided and expect to continue to provide substantial investment services for Messrs. Blum, Sr. and Jr., Mr. Cohn and various of their affiliated entities. To that extent, RCI may be deemed to have had a conflict of interest with respect to its efforts on behalf of the Company in effecting the Management Agreement and related agreements with NHE. The Company's Board of Directors took into account the potential conflict of interest issues referred to above in structuring and entering into the investment banking agreement with RCI and believes that the agreement was desirable and in the best interests of the Company notwithstanding such possibility.

                  As a result of actions taken by the Board of Directors on December 5, 1994 in connection with the Options, the 400,000 Warrants referred to in the preceding paragraph have the following terms: 50,909 Warrants held by Mr. Richter and 76,364 Warrants held by RCI are exercisable at $.40 per share; and 109,091 Warrants held by Mr. Richter and 163,636 Warrants held by RCI are exercisable at $.48 per share.

                  Software Development Services. During fiscal 1995, the Company contracted with National Computer Services, Inc. ("NCS") to develop software related to the Company's vision, dental and hearing programs. The Company paid approximately $76,000 and $326,000 to NCS for such services during fiscal 1997 and 1996, respectively. Additionally, the Company has contracted with NCS to lease its computer system for approximately $2,500 per month. The Company paid $15,502 and $33,012 of computer lease charges in fiscal 1997 and 1996, respectively. Kenneth L. Blum, Jr., a principal of NHE, is President and a stockholder of NCS and the son of Kenneth
L. Blum, Sr., the Acting President, CEO and a director of the Company.

                  During fiscal 1997, the Company decided to discontinue the programming services being performed related to portions of the computer system not yet placed in service. It was further determined that all of the Company's current systems, which to date have been running on three separate platforms, should be integrated through the use of the PC platform. The Company will continue to use the completed modules developed by NCS until the new system is complete. The capitalized costs related to modules not yet placed in service, $286,069, have been expensed in fiscal 1997. See Item 6 -- "Management's Discussion and Analysis or Plan of Operation Liquidity and Capital Resources."

                  Financial Advisor Agreement. Effective January 18, 1995, the Company retained RCI as exclusive financial advisor and placement agent. RCI's fees under this arrangement are payable only upon completion of defined transactions and, in such event, are calculated upon the basis of a percentage of the transaction value. The agreement is terminable by the Company upon 90 days notice, provided that RCI is entitled to receive certain fees for two years following termination in the event a transaction is concluded with an entity introduced to the Company by RCI. No fees were paid by the Company to RCI during fiscal 1997 and 1996.

                  RCI provides substantial ongoing financial management and other services to the Company at no charge. In the opinion of management, the terms of the Company's arrangements with RCI, NHE and NCS taken as a whole are at least as favorable to the Company as could be obtained from third parties.

                                  OTHER MATTERS

             The Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


                         INDEPENDENT PUBLIC ACCOUNTANTS

             The Company has selected KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 1997. KPMG Peat Marwick LLP's representatives are not expected to be present at the Annual Meeting.


                             REPORT ON FORM 10-KSB

             A copy of the Company's Form 10-KSB without exhibits for the year ended May 31, 1997 has been enclosed with this Proxy Statement. Stockholders may request a copy of the exhibits to the Form 10-KSB, free of charge, by writing to: Joel H. Alperstein, Investor Relations, Avesis Incorporated, 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.


                              STOCKHOLDER PROPOSALS

             Proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company by July 10, 1998 to be considered for inclusion in the Company's proxy materials relating to that meeting.


                                        AVESIS INCORPORATED


                                        KENNETH L. BLUM, SR.
                                        Acting President and Chief Executive
                                        Officer


November 4, 1997

                              AVESIS INCORPORATED

           3724 North Third Street, Suite 300, Phoenix, Arizona 85012

          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Kenneth L. Blum, Sr. and Neal Kempler as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Avesis Incorporated, a Delaware corporation (the "Company") held on record by the undersigned on October 27, 1997, at the Annual Meeting of Stockholders to be held on December 17, 1997 and at any adjournment thereof, hereby revoking any proxy previously given:

1.   ELECTION OF DIRECTORS

     Nominees:  William R. Cohen, Kenneth L. Blum, Sr., Gerald L. Cohen, Sam Oolie,  William L. Richter.
     [ ]       VOTE FOR all nominees listed, except as indicated                [ ]     WITHHOLD AUTHORITY to vote for all nominees.
               to the contrary below (if any).  (Instructions: To
               withhold your vote for any individual nominee,
               write the nominee's name on the following line.)


     -------------------------------------------------------------------------------------------------------------------------------

2. In their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof; all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.
             (Continued and to be signed and dated on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.

                                             Please sign exactly as name appears
                                             on your  stock  certificates.  When
                                             shares  are held by joint  tenants,
                                             both should  sign.  When signing as
                                             attorney, executor,  administrator,
                                             trustee or  guardian,  please  give
                                             full   title   as   such.    If   a
                                             corporation,   please   give   full
                                             corporate  name and  indicate  that
                                             execution  is by president or other
                                             authorized     officer.     If    a
                                             partnership,    please    sign   in
                                             partnership   name  by   authorized
                                             person.

                                             Dated: _____________________, 1997.

                                             Stockholder Name(s): (Print)


                                             -----------------------------------



                                             -----------------------------------



                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature if held jointly